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                                                                 EXHIBIT 1.1



                                1,440,000 Shares

                       ESTERLINE TECHNOLOGIES CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                 (U.S. Version)


                                                                October __, 1995



PAINEWEBBER INCORPORATED
RAGEN MACKENZIE INCORPORATED
PACIFIC CREST SECURITIES INC.
  As Representatives of the
  several U.S. Underwriters
c/o PaineWebber Incorporated
  1285 Avenue of the Americas
  New York, New York 10019

Dear Sirs:

          Esterline Technologies Corporation, a Delaware corporation (the "COMPANY") proposes to sell an aggregate of 1,440,000 shares (the "U.S. FIRM SHARES") of the Company's Common Stock, par value $0.20 per share (the "COMMON STOCK"), to you and to the several other U.S. Underwriters named in SCHEDULE I hereto (collectively, the "U.S. UNDERWRITERS"), for whom you are acting as representatives (the "REPRESENTATIVES"), in connection with the offering and sale of such shares of Common Stock in the United States and Canada to United States and Canadian Persons (as hereinafter defined). The Company has also agreed to grant to you and the other U.S. Underwriters an option (the "U.S. OPTION") to purchase up to an aggregate additional 216,000 shares of Common Stock (the "U.S. OPTION SHARES") on the terms and for the purposes set forth in
SECTION 1(b) hereof. The U.S. Firm Shares and the U.S. Option Shares are referred to collectively herein as the "U.S. SHARES" and the International Shares (as hereinafter defined) and the U.S. Shares are referred to collectively herein as the "SHARES".

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                                                                              2

          It is understood that the Company is concurrently entering into an agreement (the "INTERNATIONAL UNDERWRITING AGREEMENT") providing for the sale by the Company of an aggregate of 414,000 shares of Common Stock, including the over-allotment option described therein (the "INTERNATIONAL SHARES"), through arrangements with certain underwriters outside the United States and Canada (the "INTERNATIONAL UNDERWRITERS"), for whom PaineWebber International (U.K.) Ltd., Ragen MacKenzie Incorporated and Pacific Crest Securities Inc. are acting as lead managers (the "MANAGERS"), in connection with the offering and the sale of such shares of Common Stock outside the United States and Canada to persons other than United States and Canadian Persons. (The U.S. Underwriters and International Underwriters are referred to herein collectively as the "UNDERWRITERS".) As used herein, "UNITED STATES AND CANADIAN PERSON" shall mean any individual who is resident in the United States or in Canada or any corporation, pension, profit-sharing or other trust or other entity organized under or governed by the laws of the United States or Canada or of any political subdivision thereof (other than the foreign branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person; and "UNITED STATES" shall mean the United States of America, its territories, possessions and all areas subject to its jurisdiction.
          The U.S. Underwriters have entered into an agreement with the International Underwriters (the "AGREEMENT BETWEEN U.S. UNDERWRITERS AND INTERNATIONAL UNDERWRITERS") contemplating the coordination of certain transactions between the U.S. Underwriters and the International Underwriters and any such transactions between the U.S. Underwriters and the International Underwriters shall be governed by the Agreement Between U.S. Underwriters and International Underwriters and shall not be governed by the terms of this Agreement.
          The initial public offering price per share for the U.S. Shares and the purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters shall be agreed upon by the

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                                                                              3

Company and the Representatives, acting on behalf of the several U.S. Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of EXHIBIT A hereto (the "U.S. PRICE DETERMINATION AGREEMENT"). The U.S. Price Determination Agreement shall be executed and delivered by the parties thereto concurrently with the execution and delivery of this Agreement. The U.S. Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Representatives and shall specify such applicable information as is indicated in EXHIBIT A hereto. The offering of the U.S. Shares will be governed by this Agreement, as supplemented by the U.S. Price Determination Agreement. This Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the U.S. Price Determination Agreement. The initial public offering price per share and the purchase price per share for the International Shares to be paid by the several International Underwriters pursuant to the International Underwriting Agreement shall be set forth in a separate agreement (the "INTERNATIONAL PRICE DETERMINATION AGREEMENT"), the form of which is attached to the International Underwriting Agreement. Unless the context otherwise indicates, all references contained herein to the "International Underwriting Agreement" shall be deemed to include the International Price Determination Agreement. The purchase price per share to be paid by the several International Underwriters and the initial public offering price per share for the International Shares shall be identical to the purchase price per share to be paid by the several U.S. Underwriters and the initial public offering price per share, for the U.S. Shares hereunder, respectively.
          The Company confirms as follows its respective agreements with the Representatives and the several other U.S. Underwriters.

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                                                                              4

          1.   AGREEMENT TO SELL AND PURCHASE.
               (a) On the basis of the respective representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to sell to the several U.S. Underwriters and (ii) each of the U.S. Underwriters, severally and not jointly, agrees to purchase from the Company at the purchase price per share for the U.S. Firm Shares to be agreed upon by the Representatives and the Company in accordance with SECTION 1(c) OR 1(d) and set forth in the U.S. Price Determination Agreement, the number of U.S. Firm Shares set forth opposite the name of such U.S. Underwriter in SCHEDULE I, plus such additional number of U.S. Firm Shares which such U.S. Underwriter may become obligated to purchase pursuant to SECTION 8 hereof.
               (b) Subject to all the terms and conditions of this Agreement, the Company grants the U.S. Option to the several U.S. Underwriters to purchase, severally and not jointly, up to 216,000 U.S. Option Shares at the same price per share as the U.S. Underwriters shall pay for the U.S. Firm Shares. The U.S. Option may be exercised only to cover over-allotments in the sale of the U.S. Firm Shares by the U.S. Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement, upon written or telegraphic notice (the "U.S. OPTION SHARES NOTICE") by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the U.S. Option Shares Notice (the "U.S. OPTION CLOSING DATE") setting forth the aggregate number of U.S. Option Shares to be purchased and the time and date for such purchase. On the U.S. Option Closing Date, the Company will issue and sell to the U.S. Underwriters the number of U.S. Option Shares set forth in the U.S. Option Shares Notice, and each U.S. Underwriter will purchase such percentage of the U.S. Option Shares as is equal to the percentage of U.S. Firm

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                                                                              5

Shares that such U.S. Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.
               (c) If the Company has elected not to rely on Rule 430A, the initial public offering price per share for the U.S. Firm Shares and the purchase price per share for the U.S. Firm Shares to be paid by the several U.S. Underwriters shall be agreed upon and set forth in the U.S. Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement (as hereinafter defined) containing such per share price information shall be filed with the Commission (as hereinafter defined) before the Registration Statement becomes effective pursuant to the Act (as hereinafter defined).
               (d) If the Company has elected to rely on Rule 430A, the initial public offering price per share for the U.S. Firm Shares and the purchase price per share for the U.S. Firm Shares to be paid by the several U.S. Underwriters shall be agreed upon and set forth in the U.S. Price Determination Agreement, which shall be dated the date hereof, and the Prospectus (as hereinafter defined) will be filed with the Commission pursuant to Rule 424(b) of the Act. In the event that the Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that
Section 5 shall remain in effect.
          2. DELIVERY AND PAYMENT. Delivery of the U.S. Firm Shares shall be made to the Representatives for the accounts of the U.S. Underwriters against payment of the purchase price with next-day available funds to the order of the Company at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019 or at such other place as may be agreed upon by the Company and the Representatives. Such payment shall be made at 10:00 a.m., New York City

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                                                                              6

time, on the third business day following the date of this Agreement or, if the Company has elected to rely on Rule 430A, the third business day after the date on which the first bona fide offering of the U.S. Shares to the public is made by the U.S. Underwriters or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "CLOSING DATE").
          To the extent the U.S. Option is exercised, delivery of the U.S. Option Shares against payment by the U.S. Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the U.S. Option Shares Notice.
          Certificates evidencing the U.S. Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the U.S. Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the U.S. Shares, the Company agrees to make such certificates available at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, for inspection at least 24 hours prior to the Closing Date or the U.S. Option Closing Date, as the case may be.
          The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the U.S. Firm Shares and U.S. Option Shares by the Company to the respective U.S. Underwriters shall be borne by the Company. The Company will pay and save each U.S. Underwriter and any subsequent holder of the U.S. Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any,

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which may be payable or determined to be payable in connection with the original issuance or sale to such U.S. Underwriter of the U.S. Firm Shares and U.S.
Option Shares.
          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents, warrants and covenants to each U.S. Underwriter that:
               (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 33-62625) on Form S-3 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations (collectively referred to as the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, and has been filed with the Commission. The registration statement contains the forms of two preliminary prospectuses to be used in connection with the offering and sale of the Shares:
a United States preliminary prospectus (the "U.S. PRELIMINARY PROSPECTUS") relating to the U.S. Shares and an international preliminary prospectus relating to the International Shares (the "INTERNATIONAL PRELIMINARY PROSPECTUS"; the
U.S. Preliminary Prospectus and the International Preliminary Prospectus are referred to collectively herein as the "PRELIMINARY PROSPECTUS"). The International Preliminary Prospectus is identical to the U.S. Preliminary Prospectus, except for differences in the outside front cover page, the back cover page and the text of the section headed "Underwriting" and except for the inclusion in the International Preliminary Prospectus of a section headed "Certain United States Federal Tax Consequences to Non-United States Holders." The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("RULE 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments have been delivered to the Representatives and the Managers, copies of

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                                                                              8

each related U.S. Preliminary Prospectus have been delivered to the Representatives and copies of each related International Preliminary Prospectus have been delivered to the Managers. If such registration statement has not become effective pursuant to the Act, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become so effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations as required after execution and delivery of this Agreement. The term "REGISTRATION STATEMENT" means the registration statement as amended at the time it becomes or became effective pursuant to the Act (the "EFFECTIVE DATE"), including financial statements and all exhibits and any information deemed to be included by Rule 430A. The term "REGISTRATION STATEMENT" shall also include any registration statement relating to the Shares that is filed and becomes effective pursuant to Rule 462(b) of the Rules and Regulations. The term "PROSPECTUS" means, collectively, (i) a prospectus relating to the U.S. Shares (the "U.S. PROSPECTUS") and (ii) a prospectus relating to the International Shares (the "INTERNATIONAL PROSPECTUS"), in the respective forms they are first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the forms of final prospectuses included in the Registration Statement at the Effective Date. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and

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                                                                              9

include the filing of any document under the Exchange Act after the Effective Date, or the date of any preliminary prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.
               (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), and at all times subsequent to the Effective Date through and including the Closing Date and, if later, the U.S. Option Closing Date or the International Option Closing Date (as defined in the International Underwriting Agreement) and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply in all material respects with all applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "EXCHANGE ACT RULES AND REGULATIONS") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations, as the case may be. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the U.S. Option Closing Date or the International Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the

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                                                                              10

circumstances under which they were made, not misleading. The foregoing representations and warranties in this SECTION 3(b) do not apply to any statements or omissions made in conformity with information relating to any U.S. Underwriter or International Underwriter furnished in writing to the Company by the Representatives or Managers specifically for inclusion in the Registration Statement or the Prospectus or any amendment or supplement thereto. For all purposes of this Agreement (including, but not limited to, SECTION 6 hereof), the statements set forth in the last paragraph of the cover page of the Prospectus, the stabilization legend on the inside front cover page of the Prospectus and the statements set forth under the heading "Underwriting" in the Prospectus constitute the only information relating to any U.S. Underwriter or International Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.
               (c) The documents which are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations except as amended and superseded by statements made in the Registration Statement; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

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               (d)  The only "subsidiaries" (as defined in the Rules and
Regulations) of the Company (other than subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" (as defined in the Rules and Regulations)) are the subsidiaries listed on SCHEDULE II hereto (the "SUBSIDIARIES"). The Company and each of its Subsidiaries is, and at the Closing Date will be, a corporation or partnership, as applicable, duly organized, and in the case of a corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its Subsidiaries has, and at each of the Closing Date, the U.S. Option Closing Date and the International Option Closing Date will have, full corporate or partnership, as applicable, power and authority to own or lease all the assets owned or leased by it and to conduct its activities and business as described in the Registration Statement and the Prospectus. The Company and each of its subsidiaries is, and at each of the Closing Date, the U.S. Option Closing Date and the International Option Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation or partnership, if applicable, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole. None of the Company or any of its Subsidiaries has any interest in a joint venture, corporation or partnership which interest requires disclosure in the Registration Statement which has not been so disclosed. Complete and correct copies of the certificate of incorporation and of the by-laws, or partnership agreement, as applicable, of the Company and each of its Subsidiaries and all amendments thereto have been delivered or made available to the Representatives and the Managers, and no changes therein will be made subsequent to

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                                                                              12

the date hereof and prior to the Closing Date or, if later, the U.S. Option Closing Date or the International Option Closing Date, except as otherwise described in the Registration Statement.

               (e) The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company, when issued and delivered to and paid for by the Underwriters, will be, duly authorized, validly issued, fully paid and nonassessable and will be free of any pledge, charge, lien, encumbrance, security interest, claim or statutory or contractual preemptive rights, except those which have been waived or created by the actions of the Underwriters. The authorized and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus. The description of the Company's capital stock, including without limitation the Common Stock, in the Registration Statement and the Prospectus is, and at each of the Closing Date, the U.S. Option Closing Date and the International Option Closing Date will be, complete and accurate in all material respects. Except as described on
SCHEDULE II, all of the issued and outstanding shares of capital stock or partnership interests, as applicable, of each of the Subsidiaries of the Company are owned by the Company directly or indirectly; all of such shares have been duly authorized and validly issued and are fully paid and nonassessable and such shares and partnership interests, as applicable, are so owned free and clear of any pledge, lien, charge, encumbrance, security interest or other claim, except as described in the Registration Statement. Except as set forth in the Prospectus (or pursuant to grants of options to employees pursuant to existing employee benefit plans which grants are immaterial in amount), neither the Company nor any of its Subsidiaries have outstanding, or at the Closing Date will have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock or partnership interests, as applicable, of any Subsidiary or any such warrants, convertible securities or obligations.

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               (f)  The audited and unaudited financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby (subject, in the case of the Company's unaudited financial statements, to normal recurring year end adjustments); such statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, the Exchange Act Rules and Regulations or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Deloitte & Touche LLP (the "ACCOUNTANTS"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations.
The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

               (g) The Company maintains a system of internal accountings control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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                                                                              14

               (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, or, if later, the U.S. Option Closing Date or the International Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, there has not been (i) any material and adverse change, financial or otherwise, in the business, properties, regulations or laws affecting the Company and its Subsidiaries, results of operations, business prospects or condition of the Company or any of its Subsidiaries, taken as a whole, (ii) any transaction which is material to the Company and its Subsidiaries, taken as a whole, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries, taken as a whole, or (iv) any payment or declaration of any dividends or other distributions of any kind on any class of its capital stock.

               (i) Neither the Company nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

               (j) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or any of their respective officers in their capacity as such, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are likely to result in a judgment, decree or order having a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

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                                                                              15

               (k) Except where the effect is not likely to have a material adverse effect on the properties, assets, operations, business or financial condition of the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective charter or by-laws, or partnership agreement, as applicable, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or any other agreement or instrument (collectively, a "contract or other agreement") to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties are bound. To the best knowledge of the Company and each of its Subsidiaries, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder. Each of the Company and its Subsidiaries has all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to conduct its business (collectively, "Licenses"), other than those Licenses the absence of which is not likely to have a material adverse effect on the properties, assets, operations, business or financial condition of the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries are in compliance with all applicable laws, orders, rules, regulations and directives except where failure to be in compliance is not likely to have a material adverse effect on the properties, assets, operations, business or financial condition of the Company and its Subsidiaries, taken as a whole.

               (l) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein and in the International Underwriting Agreement, except such as have been or may be obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or under the laws of any jurisdiction outside of the U.S. or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the U.S. Underwriters of the U.S. Shares to be sold by the Company.
               (m) The Company has full corporate power and authority to enter into this Agreement and the International Underwriting Agreement. Each of this Agreement and the International Underwriting Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other persons party hereto and thereto, constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof and thereof, except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws and except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the International Underwriting Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, any contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries, except in each case as are not material to the business of the Company and its Subsidiaries, taken as a whole.
               (n) The Company and each of its Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all pledges, charges, liens, encumbrances, security interests or other claims, except such as are described in the Prospectus or the Registration Statement or are not material to the business of the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries has valid, subsisting and enforceable leases for all properties and assets described in the Prospectus as leased by it, with such exceptions as are described in the Prospectus or the Registration Statement or are not material to the business of the Company and its Subsidiaries, taken as a whole.
               (o) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.
               (p) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.
               (q) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

               (r) The Shares are duly authorized for listing by the New York Stock Exchange upon official notice of issuance thereof.
               (s) Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice which would have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except for matters which are not material in the aggregate to the Company and its Subsidiaries, (i) there is
(A) no unfair labor practice complaint pending or, to the best of their knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the best of their knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Company or any of its Subsidiaries after due inquiry, threatened against the Company or any of its Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its Subsidiaries and (ii) to the best knowledge of the respective managements of the Company or any of its Subsidiaries, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its Subsidiaries and (B) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, of any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its Subsidiaries.
               (t) The Company and its Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all patents, trademarks, trade names and copyrights which are used in or necessary for the conduct of their respective businesses as described in the Prospectus, except where the failure to so own, license or have the exclusive right to use would not have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received any notice of any person respecting the use of any such patents, trademarks, trade names or copyrights or challenging or questioning the validity or effectiveness of any such patent, trademark, trade name or copyright which is likely to result in a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole. The use, in connection with the business and operations of the Company and its Subsidiaries of such patents, trademarks, trade names and copyrights does not, to the Company's knowledge, infringe on the rights of any person which infringement is likely to result in a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole.
               (u) Neither the Company nor any of its Subsidiaries is probable of consummating the acquisition of any business or property which is "significant" to the Company within the meaning of Regulation S-X of the Rules and Regulations.
               (v) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
               (w) Except as otherwise set forth in the Prospectus or where the effect is not likely to have a material adverse effect on the properties, assets, operations, business or financial condition of the Company and its Subsidiaries, taken as a whole, (i) each of the Company and its Subsidiaries is in compliance with all applicable federal environmental laws, including but not limited to the Federal Water Pollution Control Act (33 U.S.C. SECTION 1251 ET SEQ.), Resource Conservation & Recovery Act (42 U.S.C. SECTION 6901 ET SEQ.), Safe Drinking Water Act (21 U.S.C. SECTION 349, 42 U.S.C. SECTIONS 201, 300f), Toxic Substances Control Act (15 U.S.C. SECTION 2601 ET SEQ.), Clean Air Act (42 U.S.C. SECTION

74011251 ET SEQ.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. SECTION 9601 ET SEQ.), the appropriate environmental laws of any state in which the Company or any of its Subsidiaries owns or leases real property and any other laws regulating emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes or under any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder (collectively, "Environmental Laws") and (ii) each of the Company and its Subsidiaries is in compliance with all terms and conditions of any required permits, licenses and authorizations, and is also in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations contained in the Environmental Laws.
               (x) Except as otherwise set forth in the Prospectus or where the effect is not likely to have a material adverse effect on the properties, assets, operations, business or financial condition of the Company and its Subsidiaries, taken as a whole, (i) there are no past or present events, conditions, activities, practices, actions, or plans relating to the business as presently being conducted by the Company or its Subsidiaries that could reasonably be expected to interfere with or prevent compliance or continued compliance with the Environmental Laws, or which would be reasonably likely to give rise to any legal liability based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste and (ii) no asbestos-containing material and no underground or above-ground storage tanks are located on property owned or leased by the Company or its Subsidiaries and none have been previously removed or filled by the Company or its Subsidiaries or, to the best of their knowledge, any predecessor of the Company or its Subsidiaries.
               (y) Except as disclosed in the Registration Statement and the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K promulgated under the Securities Act.
               (z) All material tax returns required by applicable law to be filed by the Company or any of its Subsidiaries have been filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.
               (aa) The Company and each of its Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate and as previously disclosed to the Representatives and the Managers. Such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its Subsidiaries and their businesses. All such insurance is outstanding and fully in force on the date hereof and will be outstanding and duly in force on the Closing Date and the U.S. Option Closing Date and the International Option Closing Date, if any.
               (bb) Neither the Company nor any affiliate of the Company does business with the government of Cuba or with any person or affiliate located in Cuba and the Company and each affiliate thereof has complied, to the extent necessary with all of the provisions of Section 517.075, Florida Statutes, and applicable rules and regulations thereunder.

          4. AGREEMENTS OF THE COMPANY. The Company agrees with the several U.S. Underwriters as follows:
               (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by the Act to be delivered in connection with sales of the Shares by a U.S. Underwriter, International Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives and the Managers within a reasonable period of time prior to the filing thereof and the Representatives and the Managers shall not have promptly and reasonably objected thereto in good faith and in writing prior to said filing.
               (b) The Company will use its best efforts to cause the Registration Statement to become effective pursuant to the Act, and will notify the Representatives and the Managers promptly, and will confirm such advice in writing, (1) when the Registration Statement has become so effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of SECTION 4(E) hereof that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Representatives and the Managers promptly of all such filings.
               (c) The Company will furnish to the Representatives and the Managers, without charge, three signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including copies of any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and will furnish to the Representatives and the Managers, without charge, for transmittal to each of the other U.S. Underwriters and International Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.
               (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.
               (e) On the Effective Date, and thereafter from time to time, the Company will deliver (i) to each of the U.S. Underwriters, without charge, as many copies of the U.S. Prospectus or any amendment or supplement thereto as the Representatives may reasonably request (for the purposes set forth in the Act or in other applicable law) and (ii) to each of the International Underwriters, without charge, as many copies of the International Prospectus or any amendment or supplement thereto as the Managers may reasonably request (for the purposes set forth in the Act or in other applicable law). Unless the Company has notified the Representatives and the Managers in writing that it is necessary to supplement or amend the Prospectus to comply with the Act, the Company consents to the use of the Prospectus or any amendment or supplement thereto (for the purposes set forth in the Act or in other applicable law) by the several U.S. Underwriters and International Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by the Act to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the U.S. Underwriters or counsel to the International Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the U.S. Underwriters, without charge, such number of copies of such supplement or amendment to the U.S. Prospectus as theRepresentatives may reasonably request and will deliver to each of the Managers, without charge, such number of copies of such supplement or amendment to the International Prospectus as the Managers may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the U.S. Underwriters and the Managers if such document would be deemed to be incorporated by reference into the Prospectus which is promptly and reasonably objected to in good faith and in writing prior to said filing by the Representatives and the Managers after reasonable notice thereof.
               (f) Prior to any public offering of the Shares, the Company will cooperate with the Representatives and the Managers and counsel to the Underwriters and the Managers in connection with the registration or qualification of the Shares for offer and sale under the securities or

Blue Sky laws of such jurisdictions as the Representatives and the Managers may request, including, without limitation, jurisdictions outside of the United States; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or to taxation as a foreign business corporation doing business in such jurisdiction to which it is not then subject.
               (g) During a period of three years commencing on the Effective Date, the Company will furnish to the Representatives, the Managers and each other U.S. Underwriter or International Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives, the Managers and each other U.S. Underwriter or International Underwriter who may so request a copy of each annual, quarterly or current report it shall be required to file with the Commission.
               (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited) for a period of 12 months ended commencing after the Effective Date, and which will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).
               (i) Whether or not the transactions contemplated by this Agreement or the International Underwriting Agreement are consummated or this Agreement or the International Underwriting Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives or the Managers, all costs and expenses incident to the performance of the obligations of the Company under this Agreement and the International Underwriting Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, Prospectus and any amendment or supplement to the Registration Statement or Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the U.S. Underwriters, the International Underwriters or by dealers to whom Shares may be sold, (iv) the listing of the Shares on the New York Stock Exchange,
(v) any filings required to be made by the U.S. Underwriters and the International Underwriters with the NASD, and the reasonable fees, disbursements and other charges of counsel for the U.S. Underwriters and International Underwriters in connection therewith, (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to SECTION 4(f), including the reasonable fees, disbursements and other charges of counsel to the U.S. Underwriters and International Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vii) the printing of this Agreement, the Agreement Among Underwriters, any Dealer Agreements and any Underwriters' Questionnaire, (viii) counsel to the Company and (ix) the transfer agent for the Shares.
               (j) If this Agreement or the International Underwriting Agreement shall be terminated by the Company pursuant to any of the provisions hereof or thereof (otherwise than pursuant to SECTION 8 hereof and SECTION 8 thereof) or if for any reason the Company shall be unable to perform its obligations hereunder or thereunder, the Company will reimburse the several U.S. Underwriters and International Underwriters for all reasonable out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the U.S. Underwriters and International Underwriters) reasonably incurred by them in connection herewith.
               (k) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."
               (l) The Company will not, and will cause Wendell P. Hurlbut to enter into agreements with the Representatives and the Managers in the form set forth in EXHIBIT B to the effect that he will not, for a period of 90 days after the commencement of the public offering of the Shares, without the prior written consent of the Representatives, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares (other than pursuant to employee stock option plans or in connection with other employee incentive compensation arrangements of the Company), except for the sale of the Shares to the Underwriters.
               (m) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.
          5. CONDITIONS OF THE OBLIGATIONS OF THE U.S. UNDERWRITERS. In addition to the execution and delivery of the U.S. Price Determination Agreement, the obligations of each U.S. Underwriter hereunder are subject to the following conditions:
               (a) Notification that the Registration Statement has become effective shall be received by the Representatives and the Managers not later than 5:00 p.m., New York City time, on the date of this Agreement and the International Underwriting Agreement or at such later date and time as shall be consented to in writing by the Representatives and the Managers and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.
               (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any state shall be in effect and no proceeding for such purpose shall be pending before or threatened by the Commission or the authorities of any such state, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been waived or complied with to the satisfaction of the staff of the Commission or such authorities and (iv) no amendment or supplement to the Registration Statement or the Prospectus after the date hereof shall have been filed unless a copy thereof was first submitted to the Representatives and the Managers and the Representatives and the Managers did not reasonably object thereto in writing and in good faith prior to said filing, and the Representatives and Managers shall have received certificates, dated the Closing Date and the U.S. Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i),
(ii) and (iii).
               (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the reasonable judgment of the Representatives and Managers any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.
               (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall be no actions, suits or proceedings pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are likely to result in a judgment, decree or order having a material adverse effect on the business, business prospects, condition (financial or otherwise) or property of the Company and its Subsidiaries, taken as a whole.
               (e) Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date and, with respect to the U.S. Option Shares, at the U.S. Option Closing Date and, with respect to the International Option Shares, at the International Option Closing Date, and all covenants and agreements contained herein and in the International Underwriting Agreement to be performed on the part of the Company and all conditions contained herein and in the International Underwriting Agreement to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the U.S. Option Shares, at or prior to the U.S. Option Closing Date and, with respect to the International Option Shares, at or prior to the International Option Closing Date, shall have been duly performed, fulfilled or complied with in all material respects.

               (f) The Representatives and the Managers shall have received opinions, each dated the Closing Date and, with respect to the U.S. Option Shares, the U.S. Option Closing Date, and, with respect to the International Option Shares, the International Option Closing Date, and satisfactory in form and substance to counsel for the U.S. Underwriters and International Underwriters, from Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, to the effect set forth in EXHIBIT C.
               (g) The Representatives and the Managers shall have received an opinion, dated the Closing Date, the U.S. Option Closing Date and the International Option Closing Date, from Milbank, Tweed, Hadley & McCloy, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives and the Managers.
               (h) Concurrently with the execution and delivery of this Agreement and the International Underwriting Agreement, or, if the Company elects to rely on Rule 430A, on the date of the U.S. Prospectus, the Accountants shall have furnished to the Representatives and the Managers a letter, dated the date of its delivery (confirmed by procedures performed within five business days of the date of its delivery), addressed to the Representatives and the Managers and in form and substance satisfactory to the Representatives and the Managers, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein. At the Closing Date and, as to the U.S. Option Shares, the U.S. Option Closing Date, and, as to the International Option Shares, the International Option Closing Date, the Accountants shall have furnished to the Representatives and the Managers a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five business days prior to the Closing Date, the U.S. Option Closing Date and the International Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof or the date of the U.S. Prospectus, as the case may be, if it were required to be dated and delivered at the Closing Date, the U.S. Option Closing Date and the International Option Closing Date.
               (i) At the Closing Date and, as to the U.S. Option Shares, the U.S. Option Closing Date and, as to the International Option Shares, the International Option Closing Date, there shall be furnished to the Representatives and the Managers a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives and the Managers, to the effect that:
                  (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not untrue or misleading and
     (B) in the case of the certificate delivered at the Closing Date, the U.S. Option Closing Date and the International Option Closing Date, since the date hereof or the date of the U.S. Prospectus, as the case may be, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

                  (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is dated, true and correct in all material respects.
                 (iii) Each of the covenants required to be performed by the Company herein and in the International Underwriting Agreement on or prior to the date of such certificate has been duly, timely and fully performed in all material respects or waived in writing by the Representatives and each condition herein required to be complied with by the Company has been duly, timely and fully satisfied or waived in writing by the Representatives.
               (j) On or prior to the Closing Date, the Representatives and the Managers shall have received the executed agreements referred to in
SECTION 4(L).
               (k) The Shares shall be qualified for sale in such jurisdictions as the Representatives and the Managers may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date, the U.S. Option Closing Date or the International Option Closing Date.
               (l) Prior to the date hereof, the Shares shall have been duly authorized for listing on the New York Stock Exchange, upon official notice of issuance.
               (m) The closing of the purchase and sale of the International Shares pursuant to the International Underwriting Agreement shall occur concurrently with the closing of the purchase and sale of the U.S. Shares hereunder; PROVIDED, HOWEVER, that this condition shall not apply if the failure of such closing is due to defaulting Underwriters referred to in SECTION 8 of this Agreement and SECTION 8 of the International Underwriting Agreement and the number of U.S. Firm Shares and International Firm Shares such defaulting Underwriters agreed but failed or refused to purchase is less than one-tenth of the aggregate amount of U.S. Firm Shares and International Firm Shares.
          6.   INDEMNIFICATION.
               (a) The Company will indemnify and hold harmless each U.S. Underwriter, and each person, if any, who controls each U.S. Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all reasonable investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in light of the circumstances under which they were made, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the U.S. Shares in the public offering to any person by a U.S. Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in conformity with information relating to any U.S. Underwriter furnished in writing to the Company by the Representatives expressly for inclusion in the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Prospectus. For purposes of the preceding sentence, the statements set forth in the last paragraph of the cover page of the U.S. Prospectus, the stabilization legend on the inside front cover page of the U.S. Prospectus and the statements set forth under the heading "Underwriting" in the U.S. Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Prospectus, and provided further that the Company will not be liable to any U.S. Underwriter, the directors, officers, employees or agents of such U.S. Underwriter or any person controlling such U.S. Underwriter with respect to any loss, claim, liability, expense, charge or damage arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any U.S. Preliminary Prospectus which is corrected in the U.S. Prospectus if the person asserting such loss, claim, liability, charge or damage purchased U.S. Shares from such U.S. Underwriter but was not sent or given a copy of the U.S. Prospectus at or prior to the written confirmation of the sale of such U.S. Shares to such person. This indemnity agreement will be in addition to any liability that the Company might otherwise have.
               (b) Each U.S. Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for use in the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Prospectus. For purposes of the preceding sentence, the statements set forth in the last paragraph of the cover page of the U.S. Prospectus, the stabilization legend on the inside front cover page of the

U.S. Prospectus and the statements set forth under the heading "Underwriting" in the U.S. Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Prospectus. This indemnity will be in addition to any liability that each U.S. Underwriter might otherwise have.
               (c) Any party that proposes to assert the right to be indemnified under this SECTION 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this SECTION 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless

(i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate counsel admitted to practice in such jurisdiction at any one time for all such indemnified party or parties (including any indemnified party or parties under the International Underwriting Agreement). All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).
               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this SECTION 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the U.S. Underwriters, the Company and the U.S. Underwriters will contribute to the total losses, claims, liabilities, expenses and damages to which the Company and any one or more of the U.S. Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the

Company on the one hand and the U.S. Underwriters on the other. The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the U.S. Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the U.S. Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the U.S. Underwriters agree that it would not be just and equitable if contributions pursuant to this SECTION 6(d) were to be determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this SECTION 6(d) shall be deemed to include, for purposes of this SECTION 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this SECTION 6(d), no U.S. Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it except with respect to losses, claims, liabilities, expenses and damages which are solely the result of information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Prospectus and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the preceding sentence, the statements set forth in the last paragraph of the cover page of the U.S. Prospectus, the first two paragraphs of the inside front cover page of the U.S. Prospectus and the statements set forth under the heading "Underwriting" in the U.S. Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Prospectus. The U.S. Underwriters' obligations to contribute as provided in this SECTION 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this SECTION 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

               (e)  The indemnity and contribution agreements contained in this
SECTION 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of the U.S. Underwriters or any person who controls any U.S. Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or on behalf of the Company, each of its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act,
(ii) acceptance of any of the U.S. Shares and payment therefor or (iii) any termination of this Agreement.
          7. TERMINATION. The obligations of the several U.S. Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the U.S. Option Shares, on or prior to the U.S. Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any U.S. Underwriter to the Company, if, prior to delivery and payment for the U.S. Shares (or the U.S. Option Shares, as the case may be), (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, or by the New York Stock Exchange,
(ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either federal or New York State authorities, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect

                                                                              40
of any of which is such as to make it, in the sole judgment of the Representatives, impracticable to market the Shares in a registered public offering.
          8. SUBSTITUTION OF UNDERWRITERS. If any one or more of the U.S. Underwriters shall fail or refuse to purchase any of the U.S. Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of U.S. Firm Shares which such defaulting U.S. Underwriter or U.S. Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of U.S. Firm Shares, the other U.S. Underwriters shall be obligated, severally, to purchase the U.S. Firm Shares which such defaulting U.S. Underwriter or U.S. Underwriters agreed but failed or refused to purchase, in the proportions which the number of U.S. Firm Shares which they have respectively agreed to purchase pursuant to SECTION 1 hereof bears to the aggregate number of U.S. Firm Shares which all such non-defaulting
U.S. Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of U.S. Firm Shares which any U.S. Underwriter has become obligated to purchase pursuant to SECTION 1 hereof be increased pursuant to this SECTION 8 by more than one-ninth of the number of U.S. Firm Shares agreed to be purchased by such U.S. Underwriter without the prior written consent of such U.S. Underwriter. If any U.S. Underwriter or U.S. Underwriters shall fail or refuse to purchase any U.S. Firm Shares and the aggregate number of U.S. Firm Shares which such defaulting U.S. Underwriter or U.S. Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the U.S. Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such U.S. Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company for the purchase or sale of any U.S. Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to post-pone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the U.S. Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this SECTION 8 shall not relieve any defaulting
U.S. Underwriter from liability in respect of any default of such U.S. Underwriter under this Agreement.
          9. U.S. AND CANADIAN DISTRIBUTION. Each U.S. Underwriter represents and agrees that, except for (x) sales between the U.S. Underwriters and the International Underwriters pursuant to SECTION 1 of the Agreement Between U.S. and International Underwriters and (y) stabilization transactions contemplated in SECTION 3 thereof conducted as part of the distribution of the Shares, (i) it is not purchasing any of the U.S. Shares for the account of anyone other than a United States or Canadian Person and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Shares or distribute any prospectus relating to the U.S. Shares outside the United States or Canada to anyone other than a United States or Canadian Person, and any dealer to whom it may sell any of the U.S. Shares will represent that it is not purchasing any of the U.S. Shares for the account of anyone other than a United States or Canadian Person and will agree that it will not offer or resell such U.S. Shares directly or indirectly outside the United States or Canada or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree.
          Each U.S. Underwriter further confirms that it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Shares in Canada except pursuant to an exemption from the prospectus delivery requirements in each jurisdiction in Canada in which such offers and sales are made.
          Each U.S. Underwriter further confirms that in determining its net commitment for short account pursuant to SECTION 6 of the Amended and Restated Master Agreement Among

Underwriters dated as of June 11, 1984, there shall be subtracted any Shares purchased for such U.S. Underwriter's account pursuant to SECTION 1 of the Agreement Between U.S. and International Underwriters.
          10. MISCELLANEOUS. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (i) if to the Company, at the office of the Company, 10800 NE 8th Street, Bellevue, Washington 98004, Attention: President, with a copy to Gregg A. Noel, Esq., Skadden, Arps, Slate Meagher & Flom, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, or (ii) if to the U.S. Underwriters, to the Representatives at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department, with a copy to Eric H. Schunk, Esq., Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017. Any such notice shall be effective only upon receipt. Any notice under
SECTION 7 OR 8 hereof may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.
          This Agreement has been and is made solely for the benefit of the several U.S. Underwriters and the Company and of the controlling persons, directors and officers referred to in SECTION 6, and their respective successors and assigns, and, except as set forth in the International Underwriting Agreement, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of U.S. Shares from any of the several U.S. Underwriters.
          Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by PaineWebber Incorporated.
          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.
          In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Please confirm that the foregoing correctly sets forth the agreement among the Company and the several U.S. Underwriters.

                              Very truly yours,

                              ESTERLINE TECHNOLOGIES CORPORATION


                              By: __________________________________________
                                   Title:

Confirmed as of the date first
above mentioned:

PAINEWEBBER INCORPORATED
RAGEN MACKENZIE INCORPORATED
PACIFIC CREST SECURITIES INC.
Acting on behalf of themselves
and as the Representatives of
the other several U.S. Under-
writers named in SCHEDULE I hereof.

By:  PAINEWEBBER INCORPORATED

By: ________________________
     Title:

                                   SCHEDULE I

                                U.S. UNDERWRITERS


                                                     Number of
   Names of                                       U.S. Firm Shares
U.S. Underwriters                                 to be Purchased
- ------------------                                -----------------

PaineWebber Incorporated
Ragen MacKenzie Incorporated
Pacific Crest Securities Inc.


                                                  -----------------
Total. . . . . . . . . . . . . . . . . . . . .          1,440,000
                                                  -----------------

                                   SCHEDULE II


                                  SUBSIDIARIES


                          Percentage              Jurisdiction of
Name of Subsidiary        Owned by Company        Incorporation or Organization
- ------------------        ----------------        -----------------------------